Exhibit 99.1

Genesee & Wyoming Inc. Subsidiary Enters into Agreement to Acquire Pentalver Transport Limited from APM Terminals; Expands Service Capabilities in U.K. Intermodal Logistics

DARIEN, Conn.—(BUSINESS WIRE)—Dec. 12, 2016—Genesee & Wyoming Inc. (G&W) (NYSE:GWR) announced today that its subsidiary, GWI UK Acquisition Company Limited, has entered into an agreement with a subsidiary of APM Terminals (a subsidiary of A P Møller-Maersk A/S) to purchase all of the issued share capital of Pentalver Transport Limited (Pentalver) for approximately £87 million (or approximately US$110 million at current exchange rates), subject to final working capital and other closing adjustments. The transaction is subject to satisfaction of customary closing conditions, including the receipt of competition clearances and the finalization of certain lease agreements, and is expected to close in the first quarter of 2017.

Headquartered in Southampton, U.K., Pentalver operates off-dock container terminals (most under long-term lease) strategically placed at each of the four major seaports of Felixstowe, Southampton, London Gateway and Tilbury, as well as an inland terminal located at Cannock, in the U.K. Midlands, near many of the nation’s largest distribution centers. In addition to providing storage for loaded and empty containers on over 100 acres of land, Pentalver also operates a trucking haulage service with more than 150 trucks, primarily providing daily service between the seaports of Felixstowe and Southampton and its inland terminal at Cannock. Pentalver also provides services related to container maintenance and repair (including refrigerated containers) and is one of the largest sellers of new and used containers in the U.K.

Pentalver’s operations are complementary to those of G&W’s Freightliner subsidiary, which is the largest provider of maritime container transportation by rail in the U.K. The logistics of maritime container transportation in the U.K. are highly competitive, whether by road, rail or short-sea, with a premium placed on timely, efficient and safe service. G&W expects that the Pentalver acquisition will enable G&W to (i) enhance its U.K. services by providing rail and road transportation solutions, as well as offering storage options at the ports and inland, and (ii) unlock efficiencies from shared services and enhanced asset utilization from Pentalver’s trucking fleet and Freightliner’s existing fleet of approximately 250 trucks that currently provide local collection and delivery haulage from Freightliner’s inland terminals. With approximately 600 employees, Pentalver will continue to be run by its current Managing Director, Chris Lawrenson, and will operate as part of G&W’s U.K./Europe Region.

Jack Hellmann, President and Chief Executive Officer of G&W, commented, “The acquisition of Pentalver is an excellent strategic fit with our existing intermodal offering in the U.K. With the advent of larger container ships and the growth of distribution centers in the Midlands and throughout the U.K., our maritime intermodal customers are seeking greater service optionality, which includes not only rail and road transportation but also the ability to store, maintain and position containers. Amidst the dramatic changes that are structurally altering the global shipping industry, we are pleased to be enhancing our service capabilities to meet the long term needs of our intermodal customers in the U.K.”

“In addition, we are excited to welcome Pentalver’s employees to G&W as we work together with our existing Freightliner subsidiaries to provide the safest, most reliable and efficient transportation services to the U.K. maritime intermodal market.”

Joe Nicklaus Nielsen, APM Terminals Vice President and Head of Port Investment said, “This divestment is in line with APM Terminals’ strategy to develop and optimize our portfolio of businesses. Pentalver is a successful business, and we are pleased to have found a new strong owner in Genesee & Wyoming. Together with existing management and the around 600 dedicated employees of Pentalver, Genesee & Wyoming is an excellent new owner that will provide the right platform for customers going forward.”

About G&W

Genesee & Wyoming owns or leases 122 freight railroads worldwide that are organized in 10 operating regions with approximately 7,300 employees and more than 2,800 customers.*

•	G&W’s eight North American regions serve 41 U.S. states and four Canadian provinces and include 115 short line and regional freight railroads with more than 13,000 track-miles.*

•	G&W’s Australia Region provides rail freight services in New South Wales, including in the Hunter Valley coal supply chain, and in the Northern Territory and South Australia, including operating the 1,400-mile Tarcoola-to-Darwin rail line. The Australia Region is 51% owned by G&W and 49% owned by a consortium of funds and clients managed by Macquarie Infrastructure and Real Assets.

•	G&W’s U.K./Europe Region is led by Freightliner, the U.K.’s largest rail maritime intermodal operator and second-largest rail freight company. Operations also include heavy-haul in Poland and Germany and cross-border intermodal services connecting Northern European seaports with key industrial regions throughout the continent.

G&W subsidiaries provide rail service at more than 40 major ports in North America, Australia and Europe and perform contract coal loading and railcar switching for industrial customers.

*This information includes G&W’s acquisition of the Providence and Worcester Railroad, which is subject to pending U.S. Surface Transportation Board approval.

For more information, visit gwrr.com.

About APM Terminals

Pentalver is owned by APM Terminals – a leading global port operator with a presence in 69 countries with 72 container terminals and 140 inland services facilities providing the world’s most geographically balanced global terminal network. Based in The Hague, Netherlands, APM Terminals works with shipping lines, importers/exporters, governments, business leaders and the entire global supply chain to provide solutions that help nations achieve their ambitions and businesses reach their performance goals. https://www.apmterminals.com

Contacts:

Michael Williams, Corporate Communications

Genesee & Wyoming Inc., Darien, Connecticut

mwilliams@gwrr.com

1-203-202-8900

Tom Boyd, Director, External Communications

APM Terminals, The Hague, Netherlands

Thomas.H.Boyd@apmterminals.com

+31 70 304 2181

This press release contains “forward-looking statements,” including with respect to the proposed acquisition of Pentalver by G&W and the impact of recently closed acquisitions. Such forward-looking statements are based on current expectations and involve inherent risks and uncertainties, including factors that could change or delay any of them, and could cause actual outcomes and results to differ materially from current expectations. No forward-looking statement can be guaranteed. Among other risks, there can be no guarantee that the acquisition will be completed within the anticipated time frame or at all or that the expected benefits of the acquisition will be realized. Factors that could cause actual results to differ materially include, but are not limited to: (1) the occurrence of any event, change or other circumstances that could give rise to the termination of the share purchase agreement; (2) the inability to complete the acquisition due to the failure to satisfy the conditions to closing; (3) risks that the proposed transaction disrupts current plans and operations and potential difficulties in employee retention as a result of the acquisition and other recent acquisitions and investments; (4) the ability to recognize the benefits of the acquisition; (5) legislative, regulatory and economic developments; and (6) other factors described in G&W’s filings with the SEC. Many of the factors that will determine the outcome of the subject matter of this communication are beyond G&W’s ability to control or predict. Forward-looking statements in this press release should be evaluated together with the many uncertainties that affect G&W’s business, particularly those identified in the cautionary factors discussed in G&W’s annual report on Form 10-K for the year ended December 31, 2015 and its quarterly report on Form 10-Q for the quarter ended September 30, 2016. G&W does not undertake, and expressly disclaims, any duty to publicly update any forward-looking statement, whether as a result of new information, future events, or otherwise, except as required by law.